                                                                  Exhibit 10.51

                             TALITY HOLDINGS, INC.

                        2000 DIRECTORS STOCK OPTION PLAN

             AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 26, 2001

1.      PURPOSE

        This Tality Holdings, Inc. 2000 Directors Stock Option Plan (the "Plan") represents the amendment and restatement of the Tality Corporation 2000 Directors Stock Option Plan (the "Former Plan") which, together with all options outstanding thereunder, is being assumed by Tality Holdings, Inc., a Delaware corporation (the "Company") in accordance with the provisions of Section 9 of the Former Plan, as a result of the restructuring of Tality Corporation and its affiliates ("Tality") pursuant to a series of transactions whereby the assets and liabilities of Tality have been assumed, directly or indirectly, by the Company. The purpose of the Plan is to advance the interests of the Company by enabling it to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company. The stock options granted pursuant to this Plan are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.      DEFINITIONS

        (a) "BOARD" means the Board of Directors of the Company.

        (b) "CALIFORNIA COMMISSIONER" means the Commissioner of Corporations of the State of California.

        (c) "CALIFORNIA REGULATED PLAN" means this Plan at any time that Awards and securities underlying Awards are California Regulated Securities and the Company relies upon the exemption provided by Section 25102(o) of the California Securities Law (or another exemption imposing comparable requirements) to exempt the issuance of securities under this Plan from qualification under the California Securities Law

        (d) "CALIFORNIA REGULATED SECURITIES" means Awards and securities underlying Awards that are subject to the California Securities Law or the California Securities Rules.

        (e) "CALIFORNIA SECURITIES LAW" means the California Corporate Securities Law of 1968, as amended.

        (f) "CALIFORNIA SECURITIES RULES" means the Rules of the California Commissioner adopted under the California Securities Law.

                                                                  Exhibit 10.51


        (g) "COMMITTEE" means the Board and/or a committee of the Board acting pursuant to its authorization to administer this Plan under Section 9.

        (h) "COMMON STOCK" means the Company's Class A Common Stock, as presently constituted, subject to adjustment as provided in Section 11.

        (i) "FAIR MARKET VALUE" means, as of any date, the mean average of the high and low prices of the Common Stock for each of the last 20 trading days prior to the such date on the national securities exchange, national market system or other trading market on which the Common Stock has the highest average trading volume; or, in the absence of such market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board; provided, however, that when appropriate, the Board in determining Fair Market Value of the Common Stock shall consider such factors as may be required by the California Securities Law and the California Securities Rules while this Plan is a California Regulated Plan, and may take into account such other factors as it may deem appropriate under the circumstances.

        (j) "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not at the time also an employee of the Company or any of its direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a corporation, partnership or other entity). For purposes of this Plan, the Chairman of the Board's status as an employee shall be determined by the Board.

        (k) "TEN PERCENT OWNER" means a Participant who owns, directly or by reason of the applicable attribution rules of Code Section 424(d), more than 10% of the total combined voting power of all classes of capital stock of the Company or its parent or subsidiary corporations, if any, as defined in Code Sections 424(e) and (f).

3.      SHARES SUBJECT TO THE PLAN

        Subject to adjustment as provided in Section 11, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed Six Hundred Seventy-Five Thousand (675,000) Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by the Company. All or any shares of Common Stock subject to a stock option which for any reason are not issued or are reacquired under the stock option may again be made subject to a stock option under the Plan.

4.      PARTICIPANTS

        Any person who is a Non-Employee Director shall be eligible for the award of stock options hereunder. Non-Employee Directors who are granted stock options hereunder shall be referred to as "Participants."

5.      NON-EMPLOYEE DIRECTOR AWARDS

                                                                  Exhibit 10.51

        (a) Each person who becomes a Non-Employee Director during any calendar year shall, upon election to the Board, automatically be granted an option to purchase 50,000 shares of Common Stock. If such person is also elected as the Chairman of the Board, such person shall, upon election as Chairman of the Board, automatically be granted an additional option to purchase 50,000 shares of Common Stock.

        (b) Other than the calendar year in which such person becomes a Non-Employee Director, each Non-Employee Director, on July 1 of each calendar year, beginning July 1, 2001, shall automatically be granted an option to purchase 12,500 shares of Common Stock. In addition, if such Non-Employee Director is serving as Chairman of the Board, such Non-Employee Director shall automatically be granted an option to purchase an additional 12,500 shares of Common Stock.

6.      TERMS AND CONDITIONS OF STOCK OPTIONS

        (a) General Terms and Conditions: Stock options awarded pursuant to the Plan need not be identical but each stock option shall be subject to the following general terms and conditions:

               (1) Terms and Restrictions Upon Shares: The Board may provide that the shares of Common Stock issued upon exercise of a stock option shall be subject to such further conditions, restrictions or agreements as the Board in its discretion may specify prior to the exercise of such stock option, including without limitation, deferrals on issuance, conditions on vesting or transferability, and forfeiture or repurchase provisions. The Committee may establish rules for the deferred delivery of Common Stock upon exercise of a stock option with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the Fair Market Value of one share of Common Stock. Stock Units represent an unfunded and unsecured obligation of the Corporation except as otherwise provided by the Board. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock or otherwise as determined by the Committee. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 11.

               (2) Transferability of Option: Unless otherwise specifically provided by the Committee and the applicable option agreement, each stock option shall be transferable only by will or the laws of descent and distribution. Notwithstanding the foregoing, a stock option that is a California Regulated Security granted at any time that this Plan is a California Regulated Plan may not be transferred other than by will or the laws of descent or distribution.

                                                                  Exhibit 10.51

               (3) Vesting: Options granted pursuant to Section 5 shall vest over a four-year period, with 25% of the option vesting on the first through fourth anniversaries of the date of grant of such option.

               (4) Other Terms and Conditions: No holder of a stock option shall have any rights as a stockholder with respect to any shares of Common Stock subject to a stock option hereunder until said shares have been issued. Stock options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or the Committee shall deem appropriate. The Board may waive conditions to and/or accelerate exercisability of a stock option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion. No stock option, however, nor anything contained in the Plan, shall confer upon any Participant any right to serve as a director of the Company.

        (b) Stock Option Price: The exercise price for each stock option shall be established by the Board or under a formula established by the Board. The exercise price of each stock option may be greater or lesser than 100% of the Fair Market Value of the Common Stock subject to the stock option as of the date of grant, provided that the exercise price of an option that is a California Regulated Security granted while this Plan is a California Regulated Plan may not be less than 85% of the Fair Market Value of the Common Stock on the date the option is granted. In all cases, the exercise price shall not be less than 110% of the Fair Market Value of the Common Stock as of the date of grant in the case of a stock option granted to a Ten Percent Owner. The exercise price shall be payable in cash, by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Company, by the surrender of shares of Common Stock owned by the optionholder exercising the option and having a fair market value on the date of exercise equal to the exercise price but only if such will not result in an accounting charge to the Company, or by any combination of the foregoing. In addition, the exercise price shall be payable in such other form(s) of consideration as the Committee in its discretion shall specify, including without limitation by loan (as described in Section
        10) or by techniques that may result in an accounting charge to the Company. For the purposes of determining the fair market value of shares of Common Stock surrendered to pay the exercise price of an option, "fair market value" shall mean the average of the high and low prices of the Common Stock on the last trading day preceding the date of delivery of such Common Stock to the Company on the national securities exchange, national market system or other trading market on which the Common Stock has the highest average trading volume.

                                                                  Exhibit 10.51

7.      RIGHT OF FIRST REFUSAL.

               (a) Offer of Sale; Notice of Proposed Sale. If at any time a Participant desires to sell, transfer or otherwise dispose of any Shares or any interest in such Shares, the Participant shall deliver written notice of his or her desire to do so (the "Sale Notice") to the Company, which Sale Notice must be accompanied by a binding agreement (the "Binding Agreement"), which Binding Agreement shall be expressly subject to the Participant's compliance with the provisions of this Agreement, including this Section 7, with a bona fide purchaser reasonably capable of completing such purchase (the "Proposed Transferee"). The Sale Notice and Binding Agreement shall specify (i) the name and address of the Proposed Transferee(s), (ii) the number of Shares the Participant proposes to sell, transfer or otherwise dispose of (referred to herein as "Offered Shares"), (iii) the consideration per Offered Share to be delivered to the Participant for the proposed sale, transfer or disposition and (iv) all other material terms and conditions of the proposed transaction.

               (b) Option to Purchase.

                      (i) The Company shall have the option to purchase all or any portion of the Offered Shares for the consideration per share and on the terms and conditions set forth in the Sale Notice. The Company may only exercise such option by delivery of written notice to the Participant prior to the date ten (10) days after the date of delivery of the Sale Notice.

                      (ii) If the Company delivers written notice of its intent to purchase all or any portion of the Offered Shares, then the closing of the purchase of the Offered Shares by the Company shall take place at the offices of the Company no later than ten (10) days after the expiration of the applicable ten (10) day period.

               (c) Form of Consideration. To the extent that the consideration proposed to be paid by the Proposed Transferee for the Offered Shares consists of property other than cash or a promissory note (the "Non-Cash Consideration"), the consideration required to be paid by the Company exercising its options under this Section 7 may consist of cash equal to the value of the Non-Cash Consideration, as determined in good faith by the Company's Chief Executive Officer or Chief Financial Officer. Notwithstanding anything to the contrary set forth above, the ten (10) day period described in Section 7(b)(i) shall commence when the value of the Non-Cash Consideration is determined pursuant to this Section 7(c).

                                                                  Exhibit 10.51

               (d) Sales to Proposed Transferee. To the extent the Company fails
        (i) to deliver written notice or notices of intent to purchase any of the Offered Shares within the ten (10) day period specified in Section 7(b)(i) or (ii) to close the purchase of the Offered Shares within the applicable period specified in Section 7(b)(ii), then the Participant may sell, transfer or otherwise dispose of the remaining Offered Shares to the Proposed Transferee at any time within fifty (50) days after the date of the delivery of the Sale Notice on the terms set forth in the Sale Notice and Binding Agreement. Any Offered Shares not sold, transferred or otherwise disposed of within the applicable fifty (50) day period and any proposed transfer on terms more favorable to the Proposed Transferee than those described in the Sale Notice shall continue to be subject to all of the requirements of this Section 7 as if there had been no prior offer or Sale Notice. Notwithstanding the above, the Offered Shares shall not be sold, transferred or otherwise disposed of unless such purchaser or acquiror is bound or agrees in writing to be bound by the provisions of this Plan and the option agreement (and, if the purchaser or acquiror is an entity, such other terms reasonably imposed by the Company that are intended to circumvent avoidance of these provisions by means of an indirect transfer of the Shares), and any such sale, transfer or disposition where such purchaser or acquiror is not bound or does not so agree to be bound shall be void.

               (e) Permitted Transfers. Notwithstanding anything to the contrary set forth herein, to the extent specifically so provided in the applicable stock option agreement, the provisions of this Section 7 shall not apply to any transfer or distribution by a Participant of Shares to: (a) a trust or similar entity directly or indirectly controlled by the Participant primarily for estate planning purposes,
        (b) the Participant's heirs, executors, administrators or beneficiaries upon the Participant's death, and (c) a spouse, sibling, parent or child, or to the spouse, sibling, parent or child of any such persons, or to a trust or similar entity of which such persons are the beneficiaries for estate planning purposes or domestic relations order issued by any court or other governmental or administrative body; provided, however, in the case of any such transfer that such transferee or distributee agrees in writing to comply with the provisions of this Agreement.

               (f) Effect of Not Following Procedures. Any sale, transfer or other disposition of Shares not in accordance with the foregoing procedures of this Section 7 shall be null and void and of no force or effect.

               (g) Termination. The provisions of this Section 7 shall terminate upon consummation of an initial public offering of the Company.

8.      LOCK-UP AGREEMENTS

        Each option agreement shall provide that, in connection with any public offering by the Company of its equity securities, any shares of Common Stock acquired or that may be acquired upon exercise or vesting of a stock option may not be sold, offered for sale, encumbered, or otherwise disposed of or subjected to any transaction that will involve any sales of securities of the Company, without the prior written consent of the Company

                                                                  Exhibit 10.51

        or such underwriter, as the case may be, for a period of 180 days after the effective date of the registration statement for such public offering. Any attempted transfer in violation of this Section 8 shall be null and void.

9.      ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Board, except that as provided herein the Plan may be administered by a Committee of the Board, as appointed from time to time by the Board. The Board shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

        Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to this Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any stock option awarded hereunder, including provision for such terms as it considers necessary or desirable, not inconsistent with the terms established by the Board;
        (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to stock options; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof; and (e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any stock option awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Company. Notwithstanding any provision of this Plan, the Board may at any time limit the authority of the Committee to administer this Plan.

        The Board shall have the authority to establish subplans or other arrangements not inconsistent with this Plan which the Board deems necessary or advisable to comply with laws or requirements of foreign jurisdictions.

        All decisions, determinations and interpretations by the Board or, except as to the Board, the Committee, regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any stock option awarded hereunder, shall be final and binding on all Participants and holders of stock options. The Board and the Committee may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

10.     LOANS

        The Company may, if authorized by the Board, make loans for the purpose of enabling a Participant to exercise stock options and to pay the tax liability resulting from a stock option exercise under the Plan. The Board shall have full authority to determine the terms and

                                                                  Exhibit 10.51

        conditions of such loans. Such loans may be secured by the shares of Common Stock received upon exercise of such stock option.

11.     ADJUSTMENT OF AND CHANGES IN THE STOCK

        If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the maximum number and type of shares or other securities that may be issued under this Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class of securities then subject to this Plan, the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to stock options theretofore awarded under this Plan and the exercise price of such stock options.

        No right to purchase or receive fractional shares shall result from any adjustment in stock options pursuant to this Section 11. In case of any such adjustment, the shares subject to the stock option shall be rounded up to the nearest whole share of Common Stock.

12.     REGISTRATION, LISTING OR QUALIFICATION OF STOCK

        In the event that the Board or the Committee determines in its discretion that the registration, listing or qualification of the shares of Common Stock issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the stock option, the stock option shall not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

13.     TAXES

        The Board or Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance of shares under this Plan, and the rights of a holder of a stock option in any shares are subject to satisfaction of such conditions. The Company shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied. At the Participant's election, any such obligations may be satisfied by having the Company withhold a portion of the shares of Common Stock that otherwise would be issued to the holder of the stock option upon exercise of the stock option or by surrendering to the Company shares of Common Stock previously acquired. The Company and any affiliate of

                                                                  Exhibit 10.51

        the Company shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any stock options awarded hereunder.

14.     EFFECTIVE DATE, AMENDMENT, AND TERMINATION OF THE PLAN

        The Former Plan became effective upon its approval on September 22, 2000 by a majority of the outstanding shares of the Company in accordance with applicable law. This amended and restated Plan is effective as of July 26, 2001. Unless earlier suspended or terminated by the Board, no stock options may be awarded after the tenth anniversary of the date the Plan is approved by the Company's stockholders. The Board may periodically amend the Plan as determined appropriate, without further action by the Company's stockholders except to the extent required by applicable law. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 11, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the Plan, unless any such amendment is approved by the Company's stockholders. The Plan may be earlier terminated at such earlier time as the Board may determine. Termination and expiration of the Plan will not affect the rights and obligations arising under stock options theretofore awarded and then in effect.

15.     MISCELLANEOUS

        (a) Provision of Information: The Board in its sole discretion may determine what, if any, financial and other information is to be provided to Participants and when such financial and other information is to be provided after giving consideration to applicable federal and state laws, rules and regulations, including, without limitation, applicable federal and state securities laws, rules and regulations, provided that during such times as this Plan is a California Regulated Plan, holders of California Regulated Securities will receive financial statements of the Company on an annual basis.

        (b) Governing Law: The Plan shall be governed by the laws of the state of Delaware, without giving effect to the principles of the conflicts of laws thereof, provided that this will not be construed to apply the California Securities Law or the California Securities Rules to securities or holders thereof to which the California Securities Law or California Securities Rules would not otherwise apply. In the event any provision of the Plan shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or the Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.